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Exhibit 99.1

18881 Von Karman Avenue
Suite 500
Irvine, California 92612

Dear Stockholder:

        You are cordially invited to join us at the 2005 Annual Meeting of Stockholders of Primal Solutions, Inc. This year's meeting will be held at the Radisson Hotel Newport Beach, 4545 MacArthur Boulevard, Newport Beach, California 92660, on Thursday, October 27, 2005, starting at 9:00 a.m. I hope you will be able to attend. At the meeting, we will (i) elect directors, (ii) vote on the appointment of Haskell & White LLP as independent auditors, and (iii) transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

        I am looking forward to seeing you at the meeting.

Sincerely,

Joseph R. Simrell Chairman of the Board, Chief Executive Officer and President

PRIMAL SOLUTIONS, INC.
18881 Von Karman Avenue, Suite 500, Irvine, California 92612

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        PLEASE TAKE NOTICE that the 2005 Annual Meeting of Stockholders of PRIMAL SOLUTIONS, INC. (the "Company" or "Primal") will be held at 9:00 a.m., Thursday, October 27, 2005 at the Radisson Hotel Newport Beach, 4545 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes:

  1.
  To elect a Board of Directors (Proposal 1);

  2.
  To ratify the appointment of Haskell & White LLP to serve as the Company's independent auditors for the fiscal year which began on January 1, 2005 (Proposal 2); and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only the holders of Common Stock of record at the close of business on September 2, 2005 (the "Record Date") are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

By order of the Board of Directors,

JOSEPH R. SIMRELL Chairman of the Board, Chief Executive Officer and President
September 16, 2005 Irvine, California

        The presence in person and/or the representation by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by executing the accompanying proxy and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF
PRIMAL SOLUTIONS, INC.
18881 Von Karman Avenue, Suite 500, Irvine, California 92612

TO BE HELD ON OCTOBER 27, 2005

SOLICITATION AND REVOCATION OF PROXY

        The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about September 16, 2005.

        The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its Common Stock. At the close of business on September 2, 2005, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 36,363,641 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

        The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to ratify the appointment of Haskell & White LLP as the Company's independent auditors. Under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        The Company will receive the stockholders' proxies, and the inspectors of election will tabulate and certify the votes. All information included in proxies and ballots, including any identifying information on the individual stockholders, will be available to the Company's management and directors.

PROPOSAL 1

ELECTION OF DIRECTORS

        Properly executed proxies will be voted as marked, and, if not marked, will be voted in favor of the election of the persons named below as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

        The Company has no formal policy with respect to the attendance of Directors at the Company's annual meetings. All members of the Board attended last year's annual meeting of stockholders.

        On August 11, 2005, the Board of Directors nominated the current Board of Directors to stand for re-election. All Board of Directors seats are subject to election at the 2005 Annual Meeting of Stockholders.

Name	Age	Position
Joseph R. Simrell	47	Chairman of the Board
David Haynes	40	Director
John Faltys	41	Director
Louis A. Delmonico	64	Director
John E. Rehfeld	65	Director

        Joseph R. Simrell.    Mr. Simrell joined Primal in January 1999 as Chief Financial Officer and Vice President of Finance and Administration. Mr. Simrell was elected as Chief Executive Officer and President as of January 31, 2003 (serving those positions on an interim basis from January 31, 2003 to May 12, 2003, when he became the permanent Chief Executive Officer and President) and was elected Chairman of the Board as of February 3, 2003. Mr. Simrell has also served as Chief Financial Officer and Secretary between October 15, 2004 and March 25, 2005. Mr. Simrell had previously served as Secretary from August 2000 and as Chief Financial Officer from January 1999 until August 2003. From August 1997 to December 1998, Mr. Simrell served as an outside consultant to Primal. From November 1991 to July 1997, Mr. Simrell served as Executive Vice President and Chief Financial Officer of GDI, an information technology company. Prior to 1991, Mr. Simrell held various management positions at BellSouth, InteGroup, and SCI.

        David Haynes.    Mr. Haynes has served as a Director since August 2000, and he has served as a member of the Audit Committee and Compensation Committee since July 2002. Mr. Haynes joined Primal in August 1997 as Vice President of Sales and served as Vice President of Sales and Marketing from May 2000 until May 2002 when he resigned from the position. From May 1997 to September 1997, Mr. Haynes served as Senior Business Development Manager at Deloitte & Touche Consulting Group, a consulting firm. From January 1995 to April 1997, Mr. Haynes was Director of Sales at GDI. From December 1988 to January 1995, Mr. Haynes was one of the founding associates of ITX Technologies, a software company. Mr. Haynes currently serves as the Executive Vice President of Fabrication Concepts Corporation, a high-tech equipment manufacturer. Mr. Haynes has a Masters in Business Administration degree from Pepperdine University and a Bachelor of Science degree in civil engineering from the University of Saskatchewan.

        John Faltys.    Mr. Faltys has served as a Director since November 1996 (inception) and a member of the Compensation Committee since July 2002. Mr. Faltys founded Primal in November 1996 and served as the Chief Technology Officer until April 2001 when he resigned from the position. In addition, Mr. Faltys served as President from inception to September 1999. Prior to founding Primal, Mr. Faltys was Vice President of Software Development for GDI from November 1991 to

September 1996. Mr. Faltys currently serves as President of PersistentWorldZ, Inc., an online game service provider.

        Louis A. Delmonico, Ph.D.    Dr. Delmonico has served as a Director of Primal since April 2001 and as Chairman of the Compensation Committee and a member of the Audit Committee since July 2002. From 1999 to 2000, Dr. Delmonico served as Chairman and CEO of Motiva, a software company. Since September 1994, he has also served as the President and Director of L. A. Delmonico Consulting Inc., an independent consulting firm. From September 1994 to May 1995, Dr. Delmonico served as the Vice Chairman of the MacNeal Schwendler Corporation, a publicly-traded, NASDAQ-listed engineering software and services company. From May 1987 to August 1994, Dr. Delmonico served as the Chairman and CEO of PDA Engineering Inc., a publicly-traded, NASDAQ-listed engineering software and services company. In addition, he is currently an advisor to and a director of several private companies. Dr. Delmonico earned his Bachelor of Science degree in economics from St. John's University in New York, his Ms.S. in consumer behavior from the University of Stockholm, Sweden and his Ph.D. in marketing from the University of Uppsala, Sweden.

        John E. Rehfeld.    Mr. Rehfeld has served as a Director, Chairman of the Audit Committee and member of the Compensation Committee of Primal since July 2002. Since 1997, Mr. Rehfeld has served as the Chairman and CEO of Proshot Golf, Inc. From 1996 to 1997, Mr. Rehfeld served as the President and CEO of Proxima Corporation, a publicly-traded NASDAQ-listed company. From 1993 to 1996, he served as the President and CEO of Etak, Inc. a business unit of News Corp. From 1989 to 1993, he served as President and Chief Operating Officer of Seiko Instruments America. Mr. Rehfeld currently serves as a director of four high technology companies, including ADC Telecom and Interchange USA. He has also previously served as an outside board member of ten other companies, including Wonderware, a publicly-traded NASDAQ-listed company. Mr. Rehfeld was also a Federal Trade Commission Monitor overseeing the sale of a business unit of MSC Software, and is currently, a Professor of Marketing in the Executive MBA Program at Pepperdine University. Mr. Rehfeld holds a Masters in Business Administration degree from Harvard University and a Bachelor of Science degree in chemistry from the University of Minnesota.

Stockholder Approval Required

        Directors shall be elected by a plurality of the affirmative votes cast at the 2005 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

AUDIT COMMITTEE REPORT

        The Company has an Audit Committee consisting of Mr. Rehfeld as Chairman and Dr. Delmonico and Mr. Haynes as members. In 2004, the Audit Committee met four times. The Audit Committee was formed to assist the Board of Directors in monitoring (i) the integrity of the financial statements of the Company and the reliability of the information reported to the public, (ii) the independent auditor's qualifications and independence, (iii) the Company's accounting and financial reporting principles and policies and internal controls and procedures, and (iv) the compliance by the Company with applicable legal and regulatory requirements.

        The Board of Directors has determined that Messrs. Rehfeld, Faltys and Haynes and Dr. Delmonico, are "independent" as that term is defined by the rules of The Nasdaq Stock Market. The Board has further determined that Mr. Rehfeld is an audit committee financial expert, as that term is defined in the rules and regulations promulgated by the Securities and Exchange Commission.

        The Audit Committee has approved the engagement of Haskell & White LLP as the Company's independent auditors for the year beginning January 1, 2005.

        The Audit Committee has reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

        The Audit Committee has also discussed with the independent auditors (Haskell & White LLP) the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors the independent auditor's independence.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to accounting principles generally accepted in the United States of America.

        In reliance on such review and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

John E. Rehfeld, Chairman
Louis A. Delmonico
David Haynes

Directors' Meetings, Committees and Fees

        In 2004, the Board of Directors held five meetings. All incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees of which they were members. The Board of Directors has established an Audit Committee and a Compensation Committee. The following table sets forth the names of the members of each of the Committees of the Board of Directors, each Committee's primary responsibilities, and the number of meetings held during 2004.

Members	Responsibilities		Meetings Held
AUDIT COMMITTEE
John E. Rehfeld (Chairman) Louis A. Delmonico David Haynes	•	the integrity of the financial statements of the Company and the reliability of the information reported to the public	4
	•	the independent auditor's qualifications and independence
	•	the Company's accounting and financial reporting principles and policies and internal controls and procedures
	•	the compliance by the Company with applicable legal and regulatory requirements
COMPENSATION COMMITTEE
Louis A. Delmonico (Chairman) John Faltys John E. Rehfeld	•	the compensation of the Company's officers and directors	5

        The Board of Directors has adopted a written charter for the Audit Committee and the Compensation Committee. A copy of the Audit Committee charter is attached hereto as Exhibit A and a copy of the Compensation Committee charter is attached hereto as Exhibit B. The descriptions of each committee's responsibilities set forth above are qualified in their entirety by reference to each committee's charter.

        The Company does not have any other standing committees, including any nominating or similar committee, of the Board of Directors. The entire Board of Directors participates in the consideration of director nominees. The Board of Directors has not established a standing nominating committee, nor has it adopted a nominating committee charter, because the full Board of Directors functions as the Company's nominating committee.

        The Board of Directors has determined that Messrs. Rehfeld, Faltys and Haynes and Dr. Delmonico are "independent" as that term is defined by the rules of The Nasdaq Stock Market. Messrs. Haynes and Faltys were not deemed to be "independent" because of their respective prior employment relationships with the Company, and Mr. Simrell was not deemed to be "independent" because of his current employment relationship with the Company.

        Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or a director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Primal Solutions, Inc., 18881 Von Karman Avenue, Suite 500, Irvine, California 92612. All communications will be compiled by our corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

        The Board of Directors regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Board through current directors, professional search firms, stockholders or other persons. The Company may pay fees to third parties relating to the search for candidates.

        Once the Board has identified a prospective nominee, the Board will evaluate the prospective nominee in the context of the then-current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee's business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Board seeks to identify nominees who possess a diligent range of experience, skills, areas of expertise, industry knowledge and business judgment. Successful nominees should have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

        Currently, the Board of Directors does not have a formal policy with respect to the consideration of stockholder nominations for directors or other stockholder proposals. Historically, the Company has felt that such a policy is unnecessary given its relatively small size; however, the Company's Board of Directors may again consider adopting such policies.

        During 2003, each non-employee member of our Board of Directors received a one-time grant of a warrant to purchase 250,000 shares of Common Stock at an exercise price equal to the fair market value at the time of the grant. As a policy, each newly-elected and re-elected non-employee member of the Board receives a grant of a warrant to purchase 30,000 shares of Common Stock at an exercise price determined by the Board at the time of issuance. In addition, each non-employee director receives an annual stipend of $14,000 and $1,750 for each Board meeting attended.

        There are currently two standing Board committees, an Audit Committee and a Compensation Committee. Each non-employee director serving on a Board committee also receives compensation of $750 for each committee meeting attended. In addition, the chairman of each of the Audit Committee and Compensation Committee receives a grant of a warrant to purchase 15,000 shares of Common Stock at an exercise price determined by the Board at the time of issuance. Finally, each non-employee director is entitled to reimbursement of travel expenses.

        In addition, our Lead Director, who periodically performs strategic projects, as requested by the Board, receives a stipend of $250 per hour with a per-day cap of $1,500 plus an annual grant of a warrant to purchase 15,000 shares of Common Stock at an exercise price determined by the Board at the time of issuance.

        The Company periodically forms and maintains ad hoc committees for specific and limited purposes and duration. Such ad hoc committee members may receive nominal compensation for such service.

        The non-employee directors of the Company may be granted non-statutory stock options and restricted stock under the Company's 2001 Flexible Incentive Plan, and the 2004 Flexible Incentive Plan.

Code of Conduct

        The Company has adopted a Code of Conduct, which contains general guidelines for conducting the Company's business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Conduct applies to all directors, consultants and employees, including the Principal Executive Officer and the Principal Financial Officer and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics covers topics, including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders of the Company may request a copy of the Code of Ethics by writing to Primal Solutions, Inc., Attn: Secretary, 18881 Von Karman Avenue, Suite 500, Irvine, CA 92612.

Executive Officers

        The following table sets forth certain information regarding our executive officers as of August 11, 2005:

Name	Age	Position
Joseph R. Simrell	47	Chairman of the Board, Chief Executive Officer and President
William C. Bousema(1)	54	Senior Vice President, Chief Financial Officer and Secretary
Robert Richardson	39	Executive Vice President of Operations

(1)
Mr. Bousema was appointed Senior Vice President, Chief Financial Officer, and Secretary on March 25, 2005.

        Joseph R. Simrell, Chairman of the Board, Chief Executive Officer, and President.    Information regarding Mr. Simrell is set forth under Election of Directors, earlier in this Proxy Statement.

        William C. Bousema, Senior Vice President, Chief Financial Officer and Secretary.    Mr. Bousema joined Primal in March 2005. From October 2004 to March 2005, Mr. Bousema served as an outside consultant to the Company. From September 2001 to October 2004, Mr. Bousema operated a consulting practice that he founded, which led Sarbanes-Oxley implementation projects for Dow Jones 30 and Fortune 500 companies and provided turnaround expertise. From February 2001 to September 2001, Mr. Bousema was Chief Financial Officer for Starwire Corporation, an ASP content management software startup firm. From February 2000 to February 2001, Mr. Bousema was Chief Operating Officer and Chief Financial Officer for InformIns.com. Prior to 2000, Mr. Bousema held various management positions at publicly- traded and privately-owned entities including The Irvine Company, Arthur Andersen LLP and KPMG LLP. Mr. Bousema is a Certified Public Accountant and holds an active license in California.

        Robert Richardson, Executive Vice President of Operations.    Mr. Richardson joined Primal in August 2003 as the Senior Vice President of Services responsible for Customer Support and Consulting Services and launching Primal's new application management and hosting services. In July 2004, Mr. Richardson was promoted to Executive Vice President of Operations. From December 2001 to August 2003, Mr. Richardson was a consulting project manager for Sony Pictures Entertainment and responsible for the delivery of the billing and cash application portions of a custom accounting system. In January 1998, Mr. Richardson founded StrataSource, Inc. and until October 2001 served as its Executive Vice President, responsible for defining its strategic direction. Mr. Richardson earned his Bachelor of Science degree in computer science from University of Southern California.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the number of shares of our Common Stock beneficially owned on September 2, 2005, by each person who is known by us to beneficially own five percent or more of our Common Stock, each of our directors, persons nominated as directors and named executive officers, and all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.

        As of September 2, 2005, the Company had 36,363,641 shares of Common Stock outstanding.

        For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of Common Stock that such person has the right to acquire within 60 days of September 2, 2005 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Name of Beneficial Owner / Management	Number of Shares	Percent of Common Stock
David Mechler(1)	2,740,815	7.5%
John Faltys(2)	2,260,541	6.2%
Joseph R. Simrell(3)	2,023,708	5.5%
David Haynes(4)	1,793,755	4.9%
William C. Bousema(5)	360,317	1.0%
Louis A. Delmonico(6)	566,522	1.5%
John E. Rehfeld(7)	1,274,322	3.5%
Robert Richardson(8)	344,537	*
Todd R. Taylor(9)	94,119	*
Austin W. Marxe and David M. Greenhouse(10)	20,046,017	46.7%
All executive officers and directors as a group (8 persons)(11)	9,330,658	24.0%

*
Constitutes less than 1%

(1)
Includes 2,632,119 shares of Common Stock beneficially owned by Mr. Mechler and 108,696 shares of Common Stock underlying warrants exercisable as of the date set forth above and within 60 days thereafter. The business address for this person is P.O. Box 1439, Medina, Texas 78055.

(2)
Includes 1,954,454 shares of Common Stock beneficially owned by Mr. Faltys and 306,087 shares of Common Stock underlying warrants and options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(3)
Includes 1,459,407 shares of Common Stock beneficially owned by Mr. Simrell and 564,301 shares of Common Stock underlying warrants and options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(4)
Includes 1,459,407 shares of Common Stock beneficially owned by Mr. D. Haynes and 334,348 shares of Common Stock underlying warrants and options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(5)
Includes 360,317 shares of Common Stock underlying options exercisable by Mr. Bousema as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(6)
Includes 154,348 shares of Common Stock beneficially owned by Dr. Delmonico and 412,174 shares of Common Stock underlying warrants and options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(7)
Includes 1,105,626 shares of Common Stock beneficially owned by Mr. Rehfeld and 168,696 shares of Common Stock underlying warrants and options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(8)
Includes 344,537 shares of Common Stock underlying options exercisable by Mr. Richardson as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(9)
Includes 94,119 shares of Common Stock underlying options exercisable by Mr. Taylor as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612. Mr. Taylor resigned as Chief Financial Officer and Vice President of Finance and Administration effective October 15, 2004.

(10)
Consists of: (i) 6,756,939 shares of Common Stock held by Special Situations Private Equity Fund, L.P. and 3,260,870 shares of Common Stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter; (ii) 1,079,278 shares of Common Stock held by Special Situations Technology Fund, L.P. and 521,739 shares of Common Stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter; and (iii) 5,674,261 shares of Common Stock held by Special Situations Technology Fund II, L.P. and 2,739,130 shares of Common Stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter; and (iv) 13,800 shares of Common Stock held by Special Situations Fund III, L.P. SST Advisers, L.L.C. ("SSTA") is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of SSTA and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its respective funds. The business address for Messrs. Marxe and Greenhouse is 153 E. 53 Street, 55th Floor, New York, New York 10022.

(11)
Includes all shares and options described in Notes 2, 3, 4, 5, 6, 7 and 8 above.

Voting Control

        The Company was spun-off as a separate public company by Avery Communications, Inc. ("Avery") in February 2001. On February 13, 2001 and in connection with the Primal Solutions, Inc. Preliminary Distribution Agreement (the "Distribution Agreement"), dated July 31, 2000, by and among Avery, the Company and other parties listed therein, Avery distributed approximately 13.2 million shares of Common Stock of the Company to Avery's security holders (the "Distribution"). As part of the Distribution:

  •
  Each common stockholder of Avery on February 12, 2001 received one share of Common Stock for each share of Avery's common stock held on that date;

  •
  Owners of shares of Avery's Series A, B, C, D and E convertible preferred stock received Common Stock, in the amount of the preferred stock's common stock equivalent for each share of Avery preferred stock held on the payment date of the Distribution;

  •
  Avery redeemed 7,126,894 shares of its Series G Preferred Stock from Messrs. John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi, and Sanjay Gupta (collectively, the "Old Primal Stockholders") in consideration of the issuance of 6,207,026 shares of Common Stock, each dated February 9, 2001; and

  •
  The Company issued 250,000 shares of Common Stock to a former executive officer of Avery.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of its other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended December 31, 2004, 2003, and 2002.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position(1)						All Other Compensation(2)
	Year	Salary	Bonus	Stock	Options (#)
Joseph R. Simrell Chief Executive Officer and President	2004 2003 2002	200,000 195,833 150,000	77,088 105,523 23,513	— — —	250,000 — —	12,040 1,478 —
Robert Richardson Executive Vice President of Operations	2004 2003 2002	150,000 56,250 —	268,927 27,460 —	— — —	— 360,000 —	18,072 3,548 —
Todd R. Taylor(3) Chief Financial Officer and Vice President Finance and Administration	2004 2003 2002	95,000 95,500 95,500	5,712 35,131 14,018	— — —	— 153,500 23,400	28,933 1,413 343

(1)
Mr. Bousema was appointed Senior Vice President, Chief Financial Officer, and Secretary on March 25, 2005.

(2)
Consists of premiums paid by Primal on certain term-life insurance policies and contribution paid by Primal on behalf of the individual to the Company's Section 401(k) Plan, which matches a portion of each such individual's contributions to the same plan.

(3)
Mr. Taylor resigned as Chief Financial Officer and Vice President of Finance and Administration effective October 15, 2004.

Option / SAR Grants in the Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Joseph R. Simrell	250,000	49%	0.25	1/16/2014
Robert Richardson	—	—	—	—
Todd Taylor	—	—	—	—

        None of the options granted to executive officers during 2004 was exercised.

Aggregated Option/SAR Exercises in the Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-end (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Exercisable Options at FY-end ($)
Joseph R. Simrell	—	—	162,500/187,500	$10,500/$12,115
Todd Taylor	87,597	11,388	0/0	$0
Robert Richardson	—	—	150,000/360,000	$10,800/$25,920

Employment Agreements

        Effective January 28, 2003, Mr. Simrell entered into an employment agreement with Primal, which was amended as of May 17, 2004. Under the terms of the employment agreement, as amended, Mr. Simrell serves as Chairman of the Board, Chief Executive Officer and President of Primal. The initial term of the employment agreement expires December 16, 2005. The Board of Directors is required to begin good faith negotiations with Mr. Simrell for a new employment agreement no later than October 17, 2005, which new agreement shall provide for 12 months' severance and benefits continuation. Mr. Simrell's base annual salary is $200,000. In addition, Mr. Simrell is entitled to receive bonuses in an amount not less than 50% of his salary subject to the Company's achievement of performance goals set by the Board. Mr. Simrell is also entitled to participate in such stock option, restricted stock, pension, profit sharing, life insurance, hospitalization, major medical, tuition reimbursement, medical flexible spending accounts and other employee benefit plans provided by Primal from time to time. In the event the Company terminates Mr. Simrell's employment without cause or Mr. Simrell resigns for good reason, Mr. Simrell shall be entitled to 12 months' severance, 100% of his incentive compensation for that year, calculated assuming 100% of the targets under such bonus plans are achieved, and continuation of his medical, dental, life and disability coverage for himself and his spouse and dependents for a period not to exceed 12 months, provided he signs a release in the Company's favor.

        The employment agreement with Mr. Simrell contains certain covenants by him not to solicit the customers and employees of Primal during his employment and for one year thereafter. A state court may determine not to enforce, or only to enforce partially, these covenants.

        Primal is also a party to a Change of Control Agreement with Mr. Simrell, which was amended as of May 17, 2004 (the "Change Agreement"). The Change Agreement provides that Primal will tender certain "severance payments" to Mr. Simrell if, within 12 months of a "change of control transaction," (i) Primal terminates his employment (except upon his death or disability, his reaching Primal's mandatory retirement age, if any, or his providing Primal with other "cause to terminate" his employment) or (ii) Mr. Simrell voluntarily terminates his employment for "good reason." Further, Primal is obligated to tender such payments if, not more than three months prior to the closing of a change of control transaction, (i) Primal terminates Mr. Simrell's employment, and such termination arose in connection with or in anticipation of the change of control transaction or (ii) Mr. Simrell voluntarily terminates his employment for good reason. Lastly, in anticipation of a change of control transaction, Primal's directors could adopt a resolution deeming that a change of control transaction has closed for purposes of activating the Change Agreement obligations.

        Under the Change Agreement, a "change of control transaction" will have occurred if:

  •
  an otherwise unaffiliated person acquires the beneficial ownership of 35% or more of the combined voting power of Primal's then outstanding voting securities. The acquisition of the shares can be in one transaction or in a series of related transactions and the person's ownership can be direct or indirect;

  •
  an otherwise unaffiliated person acquires the beneficial ownership of 50% or more of the combined voting power of any of Primal's material subsidiaries. The acquisition of the shares can be in one transaction or in a series of related transactions and the person's ownership can be direct or indirect. A material subsidiary means a subsidiary that represents at least 50% of Primal's combined revenue or assets;

  •
  a change of a majority of the members of Primal's Board of Directors during any 12 consecutive months. If, by a two-thirds majority, Primal's Board of Directors elected a new member or nominated a new member for election by Primal's stockholders, such new member will be considered to have been an original member of Primal's Board of Directors;

  •
  Primal's stockholders have approved a complete liquidation or dissolution of Primal or a disposition of all or substantially all of Primal's assets;

  •
  Primal, in single transaction or series of transactions, engages in a business combination transaction that results in Primal's pre-transaction stockholders owning less than 50% of the combined voting power of the outstanding voting securities of the resulting entity; or

  •
  any other event occurs that would require disclosure of "Changes in Control of Registrant" through Primal's filing of a Current Report on Form 8-K.

        Primal's "cause to terminate" Mr. Simrell means his intentional act which materially injures Primal, his intentional refusal or failure to follow lawful and reasonable directions of the Board of Directors or an individual to whom he reports (as appropriate), his willful or habitual neglect of duties, or his conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony involving an act of moral turpitude.

        Mr. Simrell's "Good Reason" to resign means:

  •
  Primal's failure to cure a material breach of its obligations under any employment-related agreement with Mr. Simrell;

  •
  Primal's unilateral, material reduction in Mr. Simrell's title, status, overall position, responsibilities or duties, reporting relationship, and general working environment;

  •
  Primal's requirement that Mr. Simrell relocate his residence outside of Orange County, or the relocation of Mr. Simrell's office more than 50 miles from its location on May 17, 2004;

  •
  Primal's failure to obtain an assumption by its successor or assignee of substantially all of its business of any material written agreement between Primal and Mr. Simrell; or

  •
  Any material change in the benefits or incentive compensation offered to Mr. Simrell from those in which he is participating as of May 17, 2004.

        The term of the Change Agreement is co-terminus with Mr. Simrell's employment by Primal. The "severance payment" shall be paid within 10 days of Mr. Simrell's termination of employment and the effective date of the applicable release signed by Mr. Simrell in Primal's favor. It will consist of a single cash payment that is the sum of:

  •
  all accrued and unpaid portion of Mr. Simrell's salary and vacation through the date of termination;

  •
  all accrued and unpaid portion of Mr. Simrell's incentive compensation and other bonuses from Primal's prior fiscal year;

  •
  an amount equivalent to 150% of Mr. Simrell's then-current annual salary; and

  •
  an amount equivalent to 150% of all incentive and other bonus compensation that would otherwise have been payable to Mr. Simrell for the fiscal year in progress as if he remained employed by Primal (calculated on the assumption that 100% of the targets under such bonus plans are achieved).

        In the event the severance payment is subject to excise tax, Primal will gross-up the severance payment to Mr. Simrell so that the net severance payment received shall be the equivalent to the severance payment that would have been received if no excise tax had been imposed. However, Primal will reduce a severance payment by the amount of any other severance or termination benefits that it is obligated to pay to Mr. Simrell.

        Further, for up to 18 months following the termination of Mr. Simrell's employment, Primal will continue to provide Mr. Simrell and his spouse and dependents with uninterrupted medical, dental, life and disability coverage, or a lump-sum payment equal to the cost of obtaining substantially similar coverage. Primal may terminate such insurance coverage prior to the expiration of the 18-month period if Mr. Simrell obtains any such benefits pursuant to a subsequent employer's benefit plans.

        Lastly, upon the occurrence of a change of control transaction, all outstanding unvested stock options and all previously granted unvested restricted stock awards granted to Mr. Simrell shall accelerate and vest.

        Effective March 25, 2005, William C. Bousema entered into a letter agreement for at-will employment as Primal's Senior Vice President, Chief Financial Officer and Secretary. Under the terms of the letter agreement Mr. Bousema's base annual salary is $175,000. In addition, Mr. Bousema is entitled to receive incentive compensation bonuses in an amount not less than 35% of his salary subject to achieving certain individual and corporate performance goals. Mr. Bousema is also entitled to participate in such stock option, restricted stock, pension, profit sharing, life insurance, hospitalization, major medical, tuition reimbursement, medical flexible spending accounts and other employee benefit plans provided by us from time to time. During the first year of his employment, if we terminate Mr. Bousema's employment without cause or Mr. Bousema resigns for good reason, Mr. Bousema shall be entitled to nine-month's severance, 75% of his incentive compensation for that year, calculated assuming 100% of the targets under such incentive compensation plans are achieved (provided that any such severance payments must be made within two and one-half months following the close of the calendar year in which such termination occurred), and continuation of his medical, dental, life, and disability coverage for himself and his spouse and dependents for a period not to exceed 9 months, conditioned upon Mr. Bousema's execution of a release in favor of Primal. 60 days prior to the end of the 1st year of his employment, we must commence good faith negotiations regarding the new terms of Mr. Bousema's termination and severance section of his letter agreement. If, following such good faith negotiations, we are unable to reach agreement regarding the new provisions, the termination and severance section of his letter agreement will expire on their terms. If we fail to negotiate in good faith, Mr. Bousema's letter agreement will expire on the one year anniversary of his employment, his employment with Primal will be terminated, and he will be paid the severance benefits provided for in the letter agreement, and all outstanding unvested stock options granted to Mr. Bousema will accelerate and vest. Finally, in the event, (i) Mr. Bousema is terminated without cause, or (ii) Mr. Bousema terminates his employment for good reason, all outstanding unvested stock options granted to him shall accelerate and vest.

        Additionally, Mr. Bousema's letter agreement contains certain covenants by him not to solicit the customers and employees of Primal during the course of his employment and for so long thereafter as he is entitled to severance benefits under his letter agreement. A state court may determine not to enforce, or only to enforce partially, these covenants.

        Primal has also entered into a Change of Control Agreement with Mr. Bousema effective March 25, 2005 (the "Bousema Change Agreement"). The Bousema Change Agreement provides that if, within 12-months of a "change of control transaction," (i) Primal terminates Mr. Bousema's employment (except upon his death or disability, his reaching the mandatory retirement age, if any, or upon other "cause to terminate" his employment) or (ii) Mr. Bousema voluntarily terminates his employment for "good reason", we will tender in a single lump sum payment (a) any accrued and unpaid salary and vacation through the termination date, (b) an amount equal to 100% of Mr. Bousema's then-current annual salary and (c) an amount equal to 100% of his incentive compensation for that year, calculated assuming 100% of the targets under such incentive compensation plans are achieved, payable within 10 days of termination provided that any such payment must be made within two and one-half months following the close of the calendar year in which such termination occurred. Further, Primal is obligated to tender such payments if, not more than three months prior to the closing of a change of control transaction, (i) Primal terminates Mr. Bousema's employment, and such termination arose in connection with or in anticipation of the change of control transaction or (ii) Mr. Bousema voluntarily terminates his employment for good reason. Lastly, in anticipation of a change of control transaction, our directors could adopt a resolution deeming that a change of control transaction has closed for purposes of activating the Bousema Change Agreement obligations.

        The Bousema Change Agreement additionally provides that in the event the severance payment is subject to excise tax, Primal will gross-up the severance payment to Mr. Bousema so that the net severance payment received shall be the equivalent to the severance payment that would have been received if no excise tax had been imposed. However, Primal will reduce a severance payment by the amount of any other severance or termination benefits that it is obligated to pay to Mr. Bousema. The Bousema Change Agreement further provides for up to 12 months following the termination of Mr. Bousema's employment, we will continue to provide Mr. Bousema and his spouse and dependents with uninterrupted medical, dental, life, and disability coverage, or a lump sum payment equal to the cost of obtaining substantially similar coverage.

        Lastly, the Bousema Change Agreement provides that upon the occurrence of a change of control transaction, all outstanding unvested stock options and all previously granted unvested restricted stock awards granted to Mr. Bousema shall accelerate and vest.

        Effective August 14, 2003, the Company entered into an at-will employment letter agreement with Robert Richardson, in which Mr. Richardson initially agreed to serve as the Company's Senior Vice President—Professional Services. Effective August 18, 2003, and as subsequently amended and restated effective March 25, 2005, the Company and Mr. Richardson entered into a side letter agreement which provides Mr. Richardson with i) a 90-day period of transition assistance pay in the event Mr. Richardson's employment with the Company is terminated without cause, and ii) that, in the event of a change of control of the Company and Mr. Richardson is terminated without cause, or Mr. Richardson terminates his employment for good reason, all outstanding unvested stock options and all previously granted unvested restricted stock awards granted to Mr. Richardson shall accelerate and vest.

        In July 2004, Mr. Richardson was promoted to Executive Vice President of Operations. Under the terms of the letter agreement, Mr. Richardson's base annual salary is $150,000. In addition, Mr. Richardson is entitled to receive incentive compensation bonuses in an amount not less than 100% of his salary, subject to achieving certain individual and corporate performance goals. Mr. Richardson is also entitled to participate in those stock option, restricted stock, pension, profit sharing, life insurance, hospitalization, major medical, tuition reimbursement, medical flexible spending accounts and other employee benefit plans provided by the Company from time to time.

Certain Relationships and Related Transactions

Issuance of Common Stock

        In September 2003, the Company's Board of Directors approved and completed the sale of 688,253 shares of the Company's Common Stock to members of the Board of Directors at a price equal to fair market value.

Private Placement

        On June 15, 2004, the Company completed a private placement of its Common Stock and warrants to Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P. (collectively, the "Institutional Investors"). In connection with the private placement, the Company also sold shares of its Common Stock and warrants to other accredited investors ("Accredited Investors"), including but not limited to each member of the Company's Board of Directors, its Chief Executive Officer, and its then-current Chief Financial Officer. (Those Accredited Investors who are members of the Company's management are hereafter referred to as "Management Accredited Investors," and those accredited investors who are not members of the Company's management are hereafter referred to as "Non-Management Accredited Investors.") Pursuant to the private placement with the Institutional Investors and the Accredited Investors (the "Private Placement"), the Company issued an aggregate of 14,284,782 shares of its Common Stock (the "Shares") and warrants to purchase 7,142,393 shares of its Common Stock (the "Warrants"; together with the Shares, the "Private Placement Securities") for total cash proceeds of $3.3 million. The shares underlying the Warrants may be referred to hereinafter as "Warrant Shares."

        Investors received a Warrant to purchase one share of Common Stock for each two Shares purchased. The effective price in the Private Placement was $0.23 for each unit. The Warrants are exercisable in cash, representing a potential $2.0 million in additional proceeds bringing the total gross proceeds of the Private Placement to approximately $5.3 million upon full exercise of the Warrants. There can be no assurance that any or all of the Warrants will be exercised.

        Pursuant to the Private Placement purchase agreement ("Purchase Agreement"), the Company issued an aggregate of 13,043,478 Shares at a price of $0.23 per share to the Institutional Investors and received gross proceeds of $3.0 million in cash from the Institutional Investors. The Company also issued Warrants to the Institutional Investors to purchase an aggregate of 6,521,739 shares of the Company's Common Stock at an exercise price of $0.28 per share for a five-year period. Additionally, the Company and the Institutional Investors entered into a Registration Rights Agreement, whereby, among other things, the Company agreed to file, and did file on July 30, 2004, a "resale" registration statement with the Securities and Exchange Commission ("SEC"), covering the Shares and the Warrant Shares in connection with the Private Placement. The Purchase Agreement, the Registration Rights Agreement and the Warrant Agreement are collectively referred to as the "Institutional Investor Agreements."

        As a condition precedent to closing the Private Placement with the Institutional Investors under the Institutional Investor Agreements, the Company was required to have received gross proceeds from the sale of its Common Stock and warrants of not less than $250,000 from accredited investors on terms no more favorable than those offered to the Institutional Investors. The Institutional Investors also required that the accredited investors be comprised of at least, but not limited to, each member of the Company's Board of Directors, its Chief Executive Officer and its then-current Chief Financial Officer. Accordingly, the Management Accredited Investors contributed gross proceeds of $125,500 in cash to purchase an aggregate of 545,653 Shares at a price of $0.23 per share and Warrants to purchase an aggregate of 272,827 shares of the Company's Common Stock exercisable at $0.28 per share for five years. Additionally, the Non-Management Accredited Investors contributed gross proceeds of $160,000 in cash to purchase an aggregate of 695,651 Shares at a price of $0.23 per share and Warrants to purchase an aggregate of 347,827 shares of the Company's Common Stock exercisable at $0.28 per share for five years.

        In connection therewith, the Non-Management Accredited Investors entered into the Institutional Investor Agreements. The Company and each of the Management Accredited Investors executed a Purchase Agreement and a Registration Rights Agreement, and the Company issued Warrants to them on terms no more favorable than those offered to the Institutional Investors. Additionally, each of the Management Accredited Investors was required by the Institutional Investors to execute a Lock-Up Agreement providing for certain restrictions on the transfer of shares of the Company's Common Stock owned by such person as set forth in the Lock-Up Agreement.

        In accordance with the provisions of Accounting Principles Board Opinion No. 14, we allocated the gross proceeds received in the private placement to the common stock and warrants issued based on their relative estimated fair values. The Warrants and the Placement Warrants issued in the private placement had an estimated fair value of $1,776,000 and $163,000, respectively, based on the Black-Scholes option-pricing model. As a result of this analysis, we allocated proceeds of $1,036,000 to the Warrants and $163,000 to the Placement Warrants.

        The Black-Scholes option-pricing model requires the input of subjective assumptions including the expected life of the warrants and our expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimates, this model may not provide a reliable measure of the fair value of the Warrants or the Placement Warrants. If we had made different assumptions, the related fair value estimates of the Warrants and Placement Warrants could have been significantly different.

Registration Rights Agreements

        Under the terms of the Private Placement, the Company granted the Institutional Investors and the Non-Management Accredited Investors the following registration rights as to their Shares, including Warrant Shares issuable upon the exercise of the Warrants:

  •
  The Company filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC on July 30, 2004 to enable shares to be resold thereunder. If such registration statement had not been filed with the SEC on or before such time, the Company would have been required to pay liquidated damages to each investor in an amount equal to 1.5% of the aggregate amount invested by such investor for each 30-day period, or pro rata for any portion thereof, that the registration statement was not filed ("Liquidated Damages").

  •
  Upon demand by any investor and upon any change in the exercise price of the Warrants such that additional shares of Common Stock become issuable upon the exercise of the Warrants ("Additional Shares"), the Company is obligated to file a registration statement on Form SB-2 covering the resale of the Additional Shares. If the Company does not file such registration statement within five days of an investor's demand, the Company will pay Liquidated Damages to each investor.

  •
  Within ten days of the Company becoming eligible to use a registration statement on Form S-3 for the Shares, Warrant Shares and the Additional Shares, the Company is obligated to file a registration statement on Form S-3. If such registration statement is not filed with the SEC on or before such time, the Company will be obligated to pay Liquidated Damages to each investor.

        If the registration statement filed with the SEC on July 30, 2004 (which was declared effective by the SEC as of September 10, 2004) was not declared effective by the SEC by September 13, 2004 (October 13, 2004 if the SEC reviewed the registration statement), or if any other required registration statement covering Additional Shares is not declared effective by the SEC within 90 days of the time it is required to be filed pursuant to the Registration Rights Agreement (120 days if the SEC reviews the registration statement), the Company is obligated to pay Liquidated Damages to each investor. Further, the Company is obligated to use commercially reasonable efforts to cause the registration statement(s) to remain effective until the earlier of (i) the date on which all registrable securities covered by such registration statement have been sold, or (ii) the date on which all registrable securities covered by such registration statement may be sold pursuant to Rule 144(k).

        Further, the Company is obligated to use reasonable efforts to register or qualify, or cooperate with the investors in connection with the registration or qualification of, their shares in any public offering under the blue sky laws of the following states: New York, New Jersey, Connecticut, Massachusetts, Pennsylvania, Texas, California and Nevada.

        All expenses of filing and causing each such registration statement to become and remain effective shall be borne by the Company.

        The Company granted the Management Accredited Investors registration rights that are no more favorable than the terms described above.

Warrants

        The Company issued Warrants to the Institutional Investors and the Non-Management Accredited Investors that may be exercised at a price of $0.28 per share, subject to certain anti-dilutive adjustments. The Warrants expire on June 15, 2009. The Warrants may be called by the Company at the price of $0.01 per Warrant Share if the closing bid price as reported by Bloomberg equals or exceeds $0.56 per share (subject to adjustment) for 30 consecutive trading days commencing after June 15, 2006 and after the registration statement has been declared effective by the SEC.

        Warrant holders do not have any of the rights or privileges of the Company's stockholders, including voting rights, prior to exercise of the Warrants. The Company has reserved sufficient shares of authorized Common Stock to cover the issuance of Common Stock subject to the Warrants.

        The Warrants issued to the Management Accredited Investors contain terms that are no more favorable than those described above.

Lock-up Agreements

        Pursuant to the terms of the Lock-Up Agreement, each of the Management Accredited Investors has agreed not to sell any shares of the Company's Common Stock, any options or warrants to acquire the Company's Common Stock, or any securities convertible into Common Stock, whether now owned or hereafter acquired, before the earliest of:

  •
  December 15, 2005 (18 months from the closing of the Private Placement);

  •
  the end of a period of 20 consecutive trading days, which period commences December 15, 2004 (the six-month anniversary of the closing), for which the closing bid price of a share of the Company's Common Stock as reported by Bloomberg equals or exceeds $0.60;

  •
  the date on which the Institutional Investors no longer beneficially own in the aggregate at least 50% of the number of shares of Common Stock (including shares underlying the Warrants) issued to the Institutional Investors pursuant to the Private Placement;

  •
  the completion by the Company of an underwritten public offering of shares of its Common Stock for the account of the Company;

  •
  a "Change in Control" as defined in the Lock-Up Agreement; or

  •
  the termination of such respective selling stockholder's employment with the Company other than for cause (as such term is defined below) (the earliest of such dates, the "Restricted Period").

        Notwithstanding the foregoing, subject to applicable law and any policies or procedures regarding the sale of stock by affiliates of the Company, during the Restricted Period, Messrs. Joseph Simrell, John Faltys and David Haynes each may sell his shares for aggregate gross proceeds not to exceed $100,000 if such selling stockholder first gives the Institutional Investors at least five business days' prior written notice of any proposed sale and shall sell such shares to the Institutional Investors at such prevailing market prices if the Institutional Investors so elect.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

        On April 22, 2003, the Company dismissed Deloitte & Touche LLP ("D & T") as the Company's principal accountant effective on such date. On April 22, 2003, the Company appointed Haskell & White LLP ("H & W") as the Company's new principal accountant. D & T's report on the Company's financial statements for fiscal years 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the Company's Audit Committee.

        During fiscal years 2001 and 2002 and the subsequent interim period through April 22, 2003, there were no disagreements with D & T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D & T, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

        The Company engaged H & W as its new independent accountant on April 22, 2003. During fiscal years 2001 and 2002 and the subsequent interim period through April 22, 2003, neither the Company nor anyone on its behalf engaged H & W regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a "disagreement" or a "reportable event," both as such terms are defined in Item 304 of Regulation S-B.

        Upon the Company's request, D & T furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2003, which Current Report contains the disclosure set forth above.

        At the 2005 Annual Meeting of Stockholders, the stockholders will vote on the ratification of the Audit Committee's appointment of Haskell & White LLP, registered public accounting firm, as independent auditors to audit the consolidated financial statements of the Company for the fiscal year that began January 1, 2005. A representative of Haskell & White LLP will be present at the 2005 Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Auditor Independence

        Deloitte & Touche LLP audited the Company's consolidated financial statements for the year ended December 31, 2002. In addition, the Company retained Deloitte & Touche LLP, as well as other accounting and consulting firms, to provide tax related services and foreign payroll services in 2002. The Company did not pay Haskell & White LLP, the Company's independent auditors for 2003, any fees during 2002.

        The following table presents fees billed for professional audit services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2002 and Haskell & White LLP for the fiscal years ended December 31, 2003 and 2004.

	Haskell & White LLP 2004	Haskell & White LLP 2003	Deloitte & Touche LLP 2002
Audit Fees	$67,845(1)	$62,135	$100,000
Audit Related Fees	—	—	—
Tax Fees(2)	7,500(3)	7,500	30,255
Total	$75,345	$69,635	$130,055

(1)
Includes $10,620 of audit fees billed in 2005.

(2)
Tax returns and related tax services.

(3)
Billed in fiscal year 2005.

        It is the Audit Committee's policy and procedure to approve in advance all audit engagement fees and terms and all permitted non-audit services provided by our independent auditors. The Company believes that all audit engagement fees and terms and permitted non-audit services provided by its independent auditors as described in the above table were approved in advance by its Audit Committee, except for the tax fees and other fees paid to Deloitte & Touche LLP in 2002 for non-audit services, which were approved by the Board of Directors prior to the constitution of the Audit Committee.

        The Company does not believe that any of the tax services and "other" services described in the above table were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X, because it is the Company's belief that all such services were approved in advance by the Audit Committee or by the Board of Directors prior to the existence of our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

OTHER MATTERS

        So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the 2005 Annual Meeting of Stockholders. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

ANNUAL REPORT

        The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 ("Annual Report") and the Company's Quarterly Report for the period ended June 30, 2005 ("Quarterly Report") are included with the proxy soliciting material and are being mailed to the Company's stockholders together with this Proxy Statement. Additional copies of the Annual Report and/or the Quarterly Report may be obtained by contacting the Company.

HOUSEHOLDING

        As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

        The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Ms. Terrea Tamanaha, by phone at (949) 260-1500 or by fax at (949) 221-8590 or by mail to Ms. Terrea Tamanaha, 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 or by e-mail to Terrea.Tamanaha@Primal.com.

        Stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact Ms. Terrea Tamanaha by phone at (949) 260-1500 or by fax at (949) 221-8590 or by mail to Ms. Terrea Tamanaha, 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 or by e-mail to Terrea.Tamanaha@Primal.com to request multiple copies of the Proxy Statement in the future.

        Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact Ms. Terrea Tamanaha by phone at (949) 260-1500 or by fax at (949) 221-8590 or by mail to Ms. Terrea Tamanaha, 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 or by e-mail to Terrea.Tamanaha@Primal.com to request that only a single copy of the Proxy Statement be mailed in the future.

For the Board of Directors,

JOSEPH R. SIMRELL Chairman of the Board, Chief Executive Officer and President
September 16, 2005 Irvine, California

EXHIBIT A

        Amended December 9, 2003

PRIMAL SOLUTIONS, INC.
AUDIT COMMITTEE CHARTER

I.     Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Primal Solutions, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company and the reliability of the information reported to the public, (2) the independent auditor's qualifications and independence, (3) the Company's accounting and financial reporting principles and policies and internal controls and procedures, and (4) the compliance by the Company with applicable legal and regulatory requirements. The function of the Committee is oversight. Primary responsibly for the Company's financial reporting and internal operating controls is vested in the Company's management as overseen by the Board.

II.    Committee Membership

        The Committee shall consist of no fewer than three members. Unless otherwise approved by the Board, the members of the Committee shall meet the independence and experience requirements of the Sarbanes-Oxley Act of 2002 (the "Act"). At least one member of the Committee shall be a "financial expert," as defined under the Act and the regulations promulgated thereunder.

        The members of the Committee shall be appointed by the Board, and may be replaced by the Board. Members of the Committee may not serve on three or more audit committees (including a member's service on the Committee).

III.  Committee Authority and Responsibility

  •
  The Committee shall be solely responsible for the appointment and replacement of the independent auditor (subject, if applicable, to shareholder ratification), and shall be solely responsible for the compensation and oversight of the independent auditor.

  •
  The Committee shall approve in advance all audit engagement fees and terms and all permitted non-audit services provided by the independent auditors.

  •
  The Committee shall meet as often as it determines, but not less frequently than quarterly.

  •
  The Committee may form and delegate authority to subcommittees when appropriate.

  •
  The Committee shall have the authority to engage special legal, accounting or other consultants to advise the Committee as it determines appropriate to assist in the full performance of its functions.

  •
  The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  •
  The Committee shall meet with management and the independent auditor in separate executive sessions at least quarterly.

  •
  The Committee may meet with the Company's investment bankers or financial analysts who follow the Company.

  •
  The Committee shall make regular reports to the Board and shall submit the minutes of its meetings to the Board.

  •
  The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

  •
  The Committee shall provide a copy of the Charter to be included as an appendix to the Company's proxy statement.

  •
  The Committee shall annually review the Committee's own performance.

  •
  The Committee shall report on matters required by the rules of the Securities and Exchange Commission to be disclosed in the Company's annual proxy statement, as applicable.

        The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices satisfy all applicable requirements. In carrying out its responsibilities, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis.

2.
Recommend to the Board of Directors, based upon a review of the Company's audited financial statements and discussions with, and written statements provided by, the management and the independent auditor, whether the audited financial statements should be included in the Company's annual report on Form 10-K.

3.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

4.
Obtain from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

5.
Approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

6.
Discuss with management, prior to release, the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

8.
Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

9.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company's response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company's Relationship with the Independent Auditor

10.
Review the experience and qualifications of the senior members of the independent auditor team.

11.
Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

12.
Adopt a policy of rotating the lead audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

13.
Recommend to the Board guidelines for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

14.
Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

Compliance Oversight Responsibilities

15.
Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

16.
Discuss with the Company's counsel any significant legal matters that may have a material effect on the financial statements and the Company's compliance policies.

17.
Review with management and the independent auditor all transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

18.
Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

19.
Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting and auditing matters, and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters.

20.
Discuss with the Company's counsel legal and regulatory matters that may have a material impact on the Company's financial statements, and compliance policies and programs, including corporate securities trading policies.

21.
Review and discuss with management the filing of timely disclosures on Form 8-K.

22.
Review and discuss with management the annual qualification filings made under the California Corporate Disclosure Act.

23.
Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.

Limitation of Committee's Role

        The members of the Committee are not professionally engaged in the practice of accounting or auditing. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

As adopted by the Board of Directors
February 12, 2003

EXHIBIT B

COMPENSATION COMMITTEE CHARTER
PRIMAL SOLUTIONS, INC.

I.     Purpose

        The Compensation Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Primal Solutions, Inc. (the "Company") to discharge the Board's responsibilities relating to compensation of the directors and executive officers of the Company. The Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies, and programs of the Company.

        The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement, as requested by the Board.

II.    Committee Membership

        The Committee shall consist of no fewer than three Board members. The members of the Committee shall be Non-Employee Directors as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended.(1)

(1)
A Non-Employee Director shall mean a director who:

        A.    Is not currently an officer (as defined in Rule 16a-1(f)) of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

        B.    Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

        C.    Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

        D.    Is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

        The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board, as the Board shall determine from time to time. There shall be a Chairman of the Committee, who shall be appointed by the Board.

III.  Committee Authority and Responsibilities

        1.    Annual Review.    The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO"), President, Chief Financial Officer (the "CFO"), and other executive officers; evaluate the performance of such officers in light of those goals and objectives; and recommend to the Board the compensation levels for such officers based on their evaluation. In determining the long-term incentive component of the executive officers' compensation, the Committee should consider factors that the Committee deems appropriate, including the Company's performance and relative shareholder return, the value of similar incentive awards provided to executives officers at comparable companies, and the awards given to the executive officers in past years.

        The Committee shall have responsibility for periodic review of compensation payable or awarded to outside directors and shall make recommendations to the Board from time to time.

B-1

        2.    Annual Compensation.    The Committee shall annually review and approve, for the CEO, the CEO's direct reports, and other executive officers, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change of control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

        3.    Retention of Consultants and Advisors.    The Committee shall have the authority to retain and terminate from time to time compensation consultants to be used to assist in the evaluation of executive compensation and shall have authority to approve consultant's fees and other retention terms for any such consultants. The Committee shall also have authority to obtain advice and assistance from legal, accounting or other advisors, the fees and expenses of which shall be paid by the Company. In each case, the Committee shall consult with the Chairman of the Board before engaging a search firm or other external consultants or advisors.

        4.    Annual Review of Compensation Policies and Programs.    The Committee shall annually review and make recommendations to the Board with respect to the compensation programs and policies applicable to all directors, officers and other key employees, including incentive-compensation plans and equity-based plans; and shall approve all new incentive plans and major benefit programs.

        5.    Stock Option Committee Function.    The Committee shall exercise all authority of the Board under the 2001 Flexible Incentive Plan, as amended, and any additional stock option, stock purchase or similar incentive plans that may be established and approved by the Board (each, as amended and/or restated from time to time, the "Plans"), and to administer the Plans as provided therein. Such authority shall include without limitation, such activities as: (a) participating in the establishment of option guidelines and general size of overall grants, (b) selecting participants in the Plans, (c) interpreting the Plans, (d) making grants and awards under the Plans, (e) determining rules, regulations and guidelines relating to the Plans as the Committee may deem necessary or proper, (f) modifying existing or canceling existing grants and submitting new grants (in accordance with the Plans), and (g) carrying out other duties not inconsistent with the Plans or this Charter.

        6.    Delegation.    The Committee may form and delegate authority to subcommittees when appropriate.

        7.    Regular Reporting.    The Committee shall make regular reports to the Board.

        8.    Periodic Evaluation.    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

IV.    Meetings

        The Committee shall meet as frequently as the Committee may from time to time determine may be appropriate. A majority of the committee members shall constitute a quorum.

        Teleconferences may also be held at such other times as shall be reasonably requested by the Chairman of the Board, Chairman of the Committee, or the Company's management.

        At the invitation of the Committee Chairman, the meetings will be attended by the Chairman of the Board, CEO, and other persons as are appropriate to matters under consideration.

B-2

QuickLinks

SOLICITATION AND REVOCATION OF PROXY
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option / SAR Grants in the Last Fiscal Year
Aggregated Option/SAR Exercises in the Last Fiscal Year and FY-End Option/SAR Values
PROPOSAL 2 APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT
HOUSEHOLDING
PRIMAL SOLUTIONS, INC. AUDIT COMMITTEE CHARTER
COMPENSATION COMMITTEE CHARTER PRIMAL SOLUTIONS, INC.